CONSENT OF INDEPENDENT AUDITORS


I consent to the inclusion in Amendment 2 to Form SB-2 being filed under the Securities Exchange Act of 1933 by Technology Systems International, Inc. of my report of the financial statements of Technology Systems International, Inc. as of September 30, 1999.


RICHARD M. BOGDANOFF, P.A.
Certified Public Accountant

Boca Raton, Florida
April 26, 2000